UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)       September  9, 2004
                                                -------------------------------

                          HI-TECH PHARMACAL CO., INC.
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             Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


           No. 0-20424                           11-2638720
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     (Commission File Number)         (IRS Employer Identification No.)


   369 Bayview Avenue, Amityville, New York               11701
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   (Address of Principal Executive Offices)             (Zip Code)


                                 (631) 789-8228
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e04(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)   Not applicable.

(b) On September 9, 2004, Mr. Bernard Seltzer notified the Board of Directors of his intention not to stand for re-election to the Board of Directors for personal reasons. He will remain Chairman of the Board Emeritus. Mr. David S. Seltzer will serve as Chairman of the Board.

(c)   Not applicable.

(d) On September 9, 2004, the Board of Directors of Hi-Tech Pharmacal Co., Inc. (the "Company") elected Bruce W. Simpson to serve as a director of the Company until the 2004 Annual Meeting of Stockholders of the Company to be held on November 11, 2004. Upon his election by the stockholders of the Company, the Company will grant Mr. Simpson stock options to purchase 10,000 shares of the Company's common stock at an exercise price equal to the last sale price of the Company's common stock on the Nasdaq National Market on November 11, 2004.

      Mr. Simpson will serve on the Nominating Committee of the Company.

      Mr. Simpson is "independent" as defined under the rules promulgated by the National Association of Securities Dealers' listing standards.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2004            HI-TECH PHARMACAL CO., INC.


                                   /s/David S. Seltzer
                                   ----------------------------------------
                                   Name:  David S. Seltzer
                                   Title: President and Chief Executive Officer